SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    August 13, 2019

REGENCY CENTERS CORPORATION
REGENCY CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L.P.)	1-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Independent Drive, Suite 114
Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:
(904)-598-7000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $.01 par value	REG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§ 240.12b-2
of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.     ☐

Item 8.01	Other Events.

Issuance of 2.950% Notes due 2029
On August 13, 2019, Regency Centers, L.P. (“RCLP”) and Regency Centers Corporation (“Regency”), the general partner of RCLP, entered into an Underwriting Agreement (the “Underwriting Agreement”) with U.S. Bancorp Investments, Inc., as representative of the several underwriters named therein, pursuant to which RCLP agreed to issue and sell an aggregate of $425,000,000 principal amount of its 2.950% Notes due 2029 (the “Notes”) priced to the public at 99.903% of principal amount. The Notes will be guaranteed as to the payment of principal and interest by Regency. The offering of the Notes is expected to close on August 20, 2019.
The Notes will bear interest at a rate of 2.950% per annum and mature on September 15, 2029. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2020, to holders of record on the immediately preceding March 1 and September 1.
The Notes will be issued pursuant to the terms of an Indenture dated as of December 5, 2001, as supplemented by the First Supplemental Indenture dated as of June 5, 2007, the Second Supplemental Indenture dated as of June 2, 2010, the Third Supplemental Indenture dated as of August 17, 2015, the Fourth Supplemental Indenture dated as of January 26, 2017 and the Fifth Supplemental Indenture dated as of March 6, 2019, each among RCLP, Regency, as guarantor, and U.S. Bank National Association, as trustee.
The foregoing is not a complete discussion of the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached to this Current Report on Form
8-K
as Exhibit 1.1, which is incorporated herein by reference.
Prepayment and Termination of $300 Million Term Loan Maturing December 2, 2020
On August 14, 2019, RCLP notified Wells Fargo Bank, National Association that it will, on August 20, 2019, (i) prepay in full all Loans (as defined in the Loan Agreement) outstanding under that certain Term Loan Agreement, dated as of March 2, 2017 (as amended, modified and supplemented, the “Loan Agreement”), by and among RCLP, Regency, Wells Fargo Bank, National Association and each of the other financial institutions party thereto, including an interest rate swap breakage fee of approximately $1.1 million and (ii) pay and satisfy in full all other outstanding Obligations (as defined in the Loan Agreement), in each case in accordance with the terms of the Loan Agreement. Upon such payment and satisfaction, the Loan Agreement shall terminate.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of August 13, 2019, among Regency Centers, L.P., Regency Centers Corporation, and U.S. Bancorp Investments, Inc. as representative of the underwriters listed therein.

4.1	Form of Global Note for 2.950% Notes due 2029 of Regency Centers, L.P.

4.2	Guarantee of Regency Centers Corporation (included in the Global Note filed as Exhibit 4.1).

5.1	Opinion of Foley & Lardner LLP as to the legality of the securities.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

99.1	Press release issued August 13, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

August 15, 2019	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

REGENCY CENTERS, L.P.

	By:	Regency Centers Corporation, its general partner

August 15, 2019	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer